EXHIBIT 23.3




               Consent of Independent Auditors



The Board of Directors
Davidson & Associates, Inc.

We consent to the use of our report incorporated herein by reference with respect to the consolidated balance sheet of Davidson & Associates, Inc. and subsidiaries as of December 31, 1995 and the related consolidated statements of earnings, shareholders' equity, and cash flows and related schedule for each of the years in the two-year period ended December 31, 1995.



                                       KPMG Peat Marwick LLP

Long Beach, California
June 30, 1997